Exhibit 99.1

Fourth Quarter 2011 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation's current expectations, beliefs and assumptions, and are not guarantees of future performance, results or events. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation's control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; competitive market conditions; the ability to complete potential acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for debt service and exposure of risk of default under debt obligations; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. The factors included in this Supplemental Financial Report are not exhaustive. For a discussion of additional risk factors that could adversely affect Kilroy Realty Corporation's business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation's annual report on Form 10-K for the year ended December 31, 2010, quarterly report on Form 10-Q for the quarter ended September 30, 2011, and Kilroy Realty Corporation's other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Table of Contents

Page
Corporate Data and Financial Highlights
Company Background	1
Financial Highlights	2
Common Stock Data	3
Consolidated Balance Sheets	4
Consolidated Statements of Operations	5
Funds From Operations and Funds Available for Distribution	6

Portfolio Data
Same Store Analysis	7
Stabilized Portfolio Occupancy Overview	8-14
Submarket Statistics	15
Information on Leases Commenced	16
Information on Leases Executed	17
Stabilized Portfolio Capital Expenditures	18
Lease Expiration Summary and Lease Expirations by Region	19-22
Top Fifteen Tenants	23
2011 Acquisitions	24
2011 Dispositions and Properties Held for Sale at December 31, 2011	25

Development
In-Process Redevelopment Projects	26
Future Development Pipeline and Other Land Holdings	27

Debt and Capitalization Data
Capital Structure	28
Debt Analysis	29-30
Debt Covenants	31

Non-GAAP Supplemental Measures	32-36

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P Small Cap 600 Index, is a real estate investment trust active in the premier office and industrial submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego County, greater Seattle, and the San Francisco Bay Area. As of December 31, 2011, the Company's stabilized portfolio consisted of 104 office buildings and 39 industrial buildings, which encompassed an aggregate of 11.4 million and 3.4 million rentable square feet, respectively, and was 92.4% occupied.

Board of Directors		Senior Management		Investor Relations
John B. Kilroy, Sr.	Chairman	John B. Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Chris Corpuz	Executive VP, Strategic Initiatives
William P. Dickey		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Eli Khouri	Executive VP and CIO
John B. Kilroy, Jr.		Tyler H. Rose	Executive VP and CFO
Dale F. Kinsella		John T. Fucci	Sr. VP, Asset Management
		Heidi R. Roth	Sr. VP and Controller
		Steve Scott	Sr. VP, San Diego
		Justin W. Smart	Sr. VP, Development

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Citigroup Investment Research		KeyBanc Capital Markets
Michael Bilerman	(212) 816-1383	Craig Mailman	(917) 368-2316
Cowen and Company		Morgan Stanley
James Sullivan	(646) 562-1380	Chris Caton	(415) 576-2637
Credit Suisse Group		RBC Capital Markets
Andrew Rosivach	(415) 249-7942	Dave Rodgers	(440) 715-2647
Deutsche Bank Securities, Inc.		Robert W. Baird & Company
John N. Perry	(212) 250-4912	David Aubuchon	(314) 863-4235
Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307
ISI Group		UBS Investment Research
Steve Sakwa	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484
JMP Securities
Mitch Germain	(212) 906-3546

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2011 (1)	9/30/2011	6/30/2011	3/31/2011	12/31/2010
INCOME ITEMS (Including Discontinued Operations):
Revenues	$105,138	$97,806	$92,064	$88,125	$82,941
Lease Termination Fees	596	280	280	280	277
Net Operating Income (2)	76,590	69,525	65,524	61,902	59,804
Acquisition-related Costs	1,224	1,163	1,194	472	624
Capitalized Interest and Debt Costs	2,688	2,398	2,065	1,979	1,932
Net Income (Loss) Available to Common Stockholders(3)	39,910	10,195	(317)	1,034	1,535
EBITDA (2)(4)	67,872	62,037	56,948	55,054	52,574
Funds From Operations (2)(5)(6)	40,528	33,878	31,643	30,127	29,485
Funds Available for Distribution (2)(5)(6)	22,578	18,854	18,048	19,843	15,919
Net Income (Loss) Available to Common Stockholders per common share - diluted	$0.68	$0.17	$(0.01)	$0.01	$0.02
Funds From Operations per common share - diluted	$0.66	$0.56	$0.52	$0.55	$0.54
Dividends per share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	72.8%	71.1%	71.2%	70.2%	72.1%
Interest Coverage Ratio (7)	3.1x	2.7x	2.9x	2.9x	3.1x
Fixed Charge Coverage Ratio (8)	2.6x	2.3x	2.4x	2.4x	2.5x
FFO Payout Ratio (9)	52.3%	62.2%	66.6%	62.9%	64.2%
FAD Payout Ratio (10)	93.8%	111.7%	116.7%	95.5%	118.9%

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
ASSETS:
Real Estate Held for Investment before Depreciation	$3,798,690	$3,748,262	$3,652,846	$3,266,197	$3,216,871
Total Assets	3,446,795	3,367,684	3,264,787	2,841,933	2,816,565
CAPITALIZATION:
Total Debt (11)	$1,836,529	$1,776,900	$1,698,791	$1,482,553	$1,451,152
Total Preferred Equity and Noncontrolling Interests (11)	201,500	201,500	201,500	201,500	201,500
Total Common Equity and Noncontrolling Interests (11)	2,304,676	1,883,714	2,376,609	2,102,354	1,972,035
Total Market Capitalization (11)	4,342,705	3,862,114	4,276,900	3,786,407	3,624,687
Total Debt / Total Market Capitalization (11)	42.4%	46.0%	39.6%	39.2%	40.2%
Total Debt and Preferred / Total Market Capitalization (11)	47.0%	51.1%	44.3%	44.6%	45.8%

(1)	Results for the three months ended December 31, 2011 include the receipt of a $3.7 million cash payment under a bankruptcy claim related to a 2009 tenant default.

(2)	Please refer to pages 32 and 33 for Management Statements on Net Operating Income, EBITDA, Funds From Operations and Funds Available for Distribution.

(3)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $39.0 million and $12.6 million for the three months ended December 31, 2011 and September 30, 2011, respectively.

(4)	EBITDA for all periods presented includes the impact of acquisition-related expenses. Please refer to page 35 for a reconciliation of GAAP Net Income Available to Common Stockholders to EBITDA.

(5)	Please refer to page 6 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

(7)	Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts).

(8)
Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

(9)	Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

(10)
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

(11)	Please refer to “Capital Structure” on page 28.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

High Price	$38.57	$41.58	$41.94	$39.24	$36.72
Low Price	$29.25	$30.01	$38.04	$36.61	$32.64
Closing Price	$38.07	$31.30	$39.49	$38.83	$36.47

Dividends per share - annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000's) (1)(2)	58,820	58,464	58,464	52,419	52,350
Closing common partnership units (in 000's) (1)	1,718	1,718	1,718	1,723	1,723
	60,538	60,182	60,182	54,142	54,073

(1)	As of the end of the period.

(2)	In the fourth quarter of 2011, the Company issued 355,305 common shares under its At-The-Market Stock Offering Program at a weighted average price of $36.09, net of selling commissions.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
ASSETS:
Land and improvements	$537,574	$537,973	$528,082	$498,963	$491,333
Buildings and improvements	2,830,310	2,881,504	2,820,766	2,470,989	2,435,173
Undeveloped land and construction in progress	430,806	328,785	303,998	296,245	290,365
Total real estate held for investment	3,798,690	3,748,262	3,652,846	3,266,197	3,216,871
Accumulated depreciation and amortization	(742,503)	(732,162)	(720,864)	(695,548)	(672,429)
Total real estate held for investment, net	3,056,187	3,016,100	2,931,982	2,570,649	2,544,442

Real estate assets and other assets held for sale, net	84,156	—	—	—	—
Cash and cash equivalents	4,777	15,481	25,412	6,708	14,840
Restricted cash	358	25,436	1,349	1,899	1,461
Marketable securities	5,691	5,213	5,654	5,425	4,902
Current receivables, net	8,395	6,860	4,732	4,816	6,258
Deferred rent receivables, net	101,142	103,668	97,958	93,392	89,052
Deferred leasing costs and acquisition-related intangible assets, net	155,522	155,757	153,231	129,578	131,066
Deferred financing costs, net	18,368	19,638	18,910	15,742	16,447
Prepaid expenses and other assets, net	12,199	19,531	25,559	13,724	8,097
TOTAL ASSETS	$3,446,795	$3,367,684	$3,264,787	$2,841,933	$2,816,565

LIABILITIES, NONCONTROLLING INTEREST AND EQUITY:
Liabilities:
Secured debt, net	$351,825	$473,997	$475,820	$446,539	$313,009
Exchangeable senior notes, net	306,892	305,115	303,374	301,652	299,964
Unsecured senior notes, net	980,569	980,487	655,929	655,866	655,803
Unsecured line of credit	182,000	—	245,000	57,000	159,000
Accounts payable, accrued expenses and other liabilities	81,713	93,050	66,664	78,847	68,525
Accrued distributions	22,692	22,565	22,563	20,443	20,385
Deferred revenue and acquisition-related intangible liabilities, net	79,781	95,120	90,149	78,992	79,322
Rents received in advance and tenant security deposits	26,917	29,369	28,117	26,433	29,189
Liabilities and deferred revenue of real estate assets held for sale	13,286	—	—	—	—
Total liabilities	2,045,675	1,999,703	1,887,616	1,665,772	1,625,197
Noncontrolling Interest:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638	73,638	73,638	73,638
Equity:
Stockholders' Equity
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425	38,425	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157	83,157	83,157	83,157
Common stock	588	585	585	524	523
Additional paid-in capital	1,448,997	1,435,580	1,433,951	1,214,463	1,211,498
Distributions in excess of earnings	(277,450)	(296,476)	(285,916)	(264,848)	(247,252)
Total stockholders' equity	1,293,717	1,261,271	1,270,202	1,071,721	1,086,351
Noncontrolling Interest
Common units of the Operating Partnership	33,765	33,072	33,331	30,802	31,379
Total equity	1,327,482	1,294,343	1,303,533	1,102,523	1,117,730
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND EQUITY	$3,446,795	$3,367,684	$3,264,787	$2,841,933	$2,816,565

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
REVENUES:
Rental income	$89,504	$73,112	22.4%	$332,489	$261,534	27.1%
Tenant reimbursements	7,492	5,576	34.4%	27,976	22,918	22.1%
Other property income	4,462	621	618.5%	6,666	2,944	126.4%
Total revenues	101,458	79,309	27.9%	367,131	287,396	27.7%
EXPENSES:
Property expenses	18,761	15,358	22.2%	72,869	56,389	29.2%
Real estate taxes	8,422	7,102	18.6%	32,521	26,342	23.5%
Provision for bad debts	503	129	289.9%	644	16	3,925.0%
Ground leases	513	336	52.7%	1,779	984	80.8%
General and administrative expenses	7,793	6,867	13.5%	28,148	27,963	0.7%
Acquisition-related expenses	1,224	624	96.2%	4,053	2,248	80.3%
Depreciation and amortization	38,022	28,225	34.7%	133,220	99,611	33.7%
Total expenses	75,238	58,641	28.3%	273,234	213,553	27.9%
OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	299	261	14.6%	571	964	(40.8)%
Interest expense	(23,254)	(19,044)	22.1%	(89,409)	(59,941)	49.2%
Loss on early extinguishment of debt	—	—	0.0%	—	(4,564)	(100.0)%
Total other (expenses) income	(22,955)	(18,783)	22.2%	(88,838)	(63,541)	39.8%
INCOME FROM CONTINUING OPERATIONS	3,265	1,885	73.2%	5,059	10,302	(50.9)%
DISCONTINUED OPERATIONS:
Income from discontinued operations	2,566	2,550	0.6%	10,843	8,635	25.6%
Net gain on dispositions of discontinued operations	39,032	949	4,013.0%	51,587	949	5,335.9%
Total income from discontinued operations	41,598	3,499	1,088.9%	62,430	9,584	551.4%
NET INCOME	44,863	5,384	733.3%	67,489	19,886	239.4%
Net income attributable to noncontrolling common units of the Operating Partnership	(1,154)	(50)	2,208.0%	(1,474)	(178)	728.1%
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	43,709	5,334	719.4%	66,015	19,708	235.0%
PREFERRED DISTRIBUTIONS AND DIVIDENDS:
Distributions on noncontrolling cumulative redeemable preferred units of the Operating Partnership	(1,397)	(1,397)	0.0%	(5,588)	(5,588)	0.0%
Preferred dividends	(2,402)	(2,402)	0.0%	(9,608)	(9,608)	0.0%
Total preferred distributions and dividends	(3,799)	(3,799)	0.0%	(15,196)	(15,196)	0.0%
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$39,910	$1,535	2,500.0%	$50,819	$4,512	1,026.3%
Weighted average common shares outstanding - basic	58,440	52,274	11.8%	56,717	49,497	14.6%
Weighted average common shares outstanding - diluted	58,440	52,274	11.8%	56,717	49,497	14.6%
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share - basic	$0.68	$0.02	3,300.0%	$0.87	$0.07	1,142.9%
Net income available to common stockholders per share - diluted	$0.68	$0.02	3,300.0%	$0.87	$0.07	1,142.9%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$39,910	$1,535	2,500.0%	$50,819	$4,512	1,026.3%
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,154	50	2,208.0%	1,474	178	728.1%
Depreciation and amortization of real estate assets	38,496	28,849	33.4%	135,467	102,898	31.7%
Net gain on dispositions of discontinued operations	(39,032)	(949)	4,013.0%	(51,587)	(949)	5,335.9%
Funds From Operations (2)	$40,528	$29,485	37.5%	$136,173	$106,639	27.7%
Weighted average common shares/units outstanding - basic (3)	61,108	54,786	11.5%	59,362	52,033	14.1%
Weighted average common shares/units outstanding - diluted (3)	61,110	54,802	11.5%	59,549	52,049	14.4%
FFO per common share/unit - basic (2)	$0.66	$0.54	23.2%	$2.29	$2.05	11.9%
FFO per common share/unit - diluted (2)	$0.66	$0.54	23.3%	$2.29	$2.05	11.6%
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$40,528	$29,485	37.5%	$136,173	$106,639	27.7%
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(13,636)	(10,058)	35.6%	(42,524)	(51,053)	(16.7)%
Amortization of deferred revenue related to tenant improvements (4)	(2,344)	(2,581)	(9.2)%	(9,349)	(9,689)	(3.5)%
Net effect of straight-line rents (5)	(5,786)	(5,524)	4.7%	(21,611)	(14,015)	54.2%
Amortization of other deferred revenue, net (6)	253	555	(54.4)%	(58)	638	(109.1)%
Amortization of net (below) above market rents (7)	(463)	681	(168.0)%	1,056	1,377	(23.3)%
Noncash amortization of exchangeable debt discount, net (8)	1,477	1,409	4.8%	5,841	6,172	(5.4)%
Noncash loss on early extinguishment of debt	—	—	0.0%	—	4,564	(100.0)%
Amortization of deferred financing costs and debt discounts/premiums	1,432	1,249	14.7%	5,310	4,501	18.0%
Noncash amortization of share-based compensation awards	1,117	703	58.9%	4,482	6,031	(25.7)%
Funds Available for Distribution (2)	$22,578	$15,919	41.8%	$79,320	$55,165	43.8%

(1)	See page 33 for Management Statements on Funds From Operations and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(4)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(5)
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

(6)
Represents amortization of deferred revenue related to cash received prior to or during the revenue recognition period in connection with tenants' contractual lease obligations, net of such amounts received.

(7)	Represents the adjustment related to the acquisition of buildings with above and/or below market rents.

(8)	Represents the amortization of the noncash debt discounts on the Company's exchangeable senior notes, net of amounts capitalized.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

Same Store Analysis (GAAP Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Total Same Store Portfolio
Number of properties	123	123		123	123
Square Feet	11,189,457	11,189,457		11,189,457	11,189,457
Percent of Stabilized Portfolio	75.4%	83.2%		75.4%	83.2%
Average Occupancy	92.6%	89.6%		92.0%	86.2%
Operating Revenues:
Rental income	$59,639	$58,296	2.3%	$236,434	$227,561	3.9%
Tenant reimbursements	5,392	5,316	1.4%	20,466	21,093	(3.0)%
Other property income	3,958	602	557.5%	6,065	2,538	139.0%
Total operating revenues	68,989	64,214	7.4%	262,965	251,192	4.7%
Operating Expenses:
Property expenses	11,309	11,439	(1.1)%	48,083	46,867	2.6%
Real estate taxes	5,114	5,263	(2.8)%	20,870	21,449	(2.7)%
Provision for bad debts	503	129	289.9%	644	16	3,925.0%
Ground leases	230	300	(23.3)%	1,136	973	16.8%
Total operating expenses	17,156	17,131	0.1%	70,733	69,305	2.1%
GAAP Net Operating Income	$51,833	$47,083	10.1%	$192,232	$181,887	5.7%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Total operating revenues	$65,120	$58,665	11.0%	$244,523	$230,577	6.0%
Total operating expenses	16,653	17,002	(2.1)%	70,089	69,289	1.2%
Cash Net Operating Income	$48,467	$41,663	16.3%	$174,434	$161,288	8.2%

(1)	Same store defined as all stabilized properties owned as of January 1, 2010 and still owned and in the stabilized portfolio as of December 31, 2011.

(2)	Please refer to page 34 for a reconciliation of the Same Store measures on this page to Net Income Available to Common Stockholders.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

		Portfolio Breakdown				Occupancy at: (1)
	# of Buildings	Year-to-Date NOI (2)	Sq. Ft.	Total Square Feet		12/31/2011	9/30/2011	12/31/2010
STABILIZED PORTFOLIO:
OCCUPANCY BY PRODUCT TYPE:
Office:
Los Angeles and Ventura Counties	28	20.0%	20.1%	2,981,473		83.5%	84.1%	89.3%
San Diego County	59	48.9%	34.9%	5,181,720		92.5%	92.6%	86.4%
Orange County	5	3.9%	3.6%	540,656		93.4%	91.4%	93.1%
San Francisco Bay Area	6	13.6%	12.3%	1,826,766		93.3%	95.4%	84.3%
Greater Seattle	6	5.9%	6.0%	890,497		89.9%	90.2%	100.0%
Subtotal	104	92.3%	76.9%	11,421,112		90.1%	90.6%	87.5%
Industrial:
Orange County	39	7.7%	23.1%	3,413,354		100.0%	100.0%	93.9%
Subtotal	39	7.7%	23.1%	3,413,354		100.0%	100.0%	93.9%
OCCUPANCY BY REGION:
Los Angeles and Ventura Counties	28	20.0%	20.1%	2,981,473		83.5%	85.1%	89.9%
San Diego County	59	48.9%	34.9%	5,181,720	5,362,398	92.5%	92.6%	86.4%
Orange County	44	11.6%	26.7%	3,954,010		99.1%	98.8%	93.5%
San Francisco Bay Area	6	13.6%	12.3%	1,826,766		93.3%	95.4%	84.3%
Greater Seattle	6	5.9%	6.0%	890,497		89.9%	90.2%	100.0%
TOTAL STABILIZED PORTFOLIO (3)	143	100.0%	100.0%	14,834,466		92.4%	92.8%	89.1%

Average Occupancy - Stabilized Portfolio				Average Occupancy - Same Store Portfolio
	Office	Industrial	Total		Office	Industrial	Total
Quarter-to-Date	90.5%	100.0%	92.7%	Quarter-to-Date	89.3%	100.0%	92.6%
Year-to-Date	89.4%	97.5%	91.3%	Year-to-Date	89.7%	97.3%	92.0%

(1)	Occupancy percentages reported are based on the Company's stabilized portfolio for the period presented.

(2)	Percentage of year-to-date Net Operating Income excluding Other Property Income and net operating income from discontinued operations.

(3)
The Company's stabilized portfolio excludes two office buildings classified as held for sale as of December 31, 2011. Please refer to "2011 Dispositions and Properties Held for Sale at December 31, 2011" on page 25.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
Los Angeles and Ventura, California
23925 Park Sorrento	Calabasas	11,789	100.0%
23975 Park Sorrento	Calabasas	100,592	93.1%
24025 Park Sorrento	Calabasas	102,264	64.6%
26541 Agoura Road	Calabasas	90,156	100.0%
5151 Camino Ruiz	Camarillo	187,861	0.0%
5153 Camino Ruiz	Camarillo	38,655	51.7%
5155 Camino Ruiz	Camarillo	38,856	51.4%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	99.6%
909 N. Sepulveda Boulevard	El Segundo	241,607	88.6%
999 N. Sepulveda Boulevard	El Segundo	128,504	87.4%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	90.6%
3780 Kilroy Airport Way	Long Beach	219,745	86.7%
3800 Kilroy Airport Way	Long Beach	192,476	93.6%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	91.8%
12100 W. Olympic Boulevard	Los Angeles	150,167	72.0%
12200 W. Olympic Boulevard	Los Angeles	150,302	99.0%
12312 W. Olympic Boulevard	Los Angeles	78,000	100.0%
1633 26th Street	Santa Monica	44,915	100.0%
2100 Colorado Avenue	Santa Monica	102,864	54.3%
3130 Wilshire Boulevard	Santa Monica	88,339	91.2%
501 Santa Monica Boulevard	Santa Monica	73,115	96.0%
2829 Townsgate Road	Thousand Oaks	81,067	90.6%
Total Los Angeles and Ventura Counties Office		2,981,473	83.5%
.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
San Diego, California
12225 El Camino Real	Del Mar	60,148	97.8%
12235 El Camino Real	Del Mar	54,673	90.4%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,710	100.0%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Center Drive	Del Mar	52,375	79.0%
3611 Valley Center Drive	Del Mar	130,178	95.6%
3661 Valley Center Drive	Del Mar	129,752	99.4%
3721 Valley Centre Drive	Del Mar	114,780	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
6200 Greenwich Drive	Governor Park	71,000	100.0%
6220 Greenwich Drive	Governor Park	141,214	100.0%
15051 Avenue of Science	I-15 Corridor	70,617	100.0%
15073 Avenue of Science	I-15 Corridor	46,759	100.0%
15231 Avenue of Science	I-15 Corridor	65,638	100.0%
15253 Avenue of Science	I-15 Corridor	37,437	100.0%
15333 Avenue of Science	I-15 Corridor	78,880	46.4%
15378 Avenue of Science	I-15 Corridor	68,910	100.0%
15435 Innovation Drive	I-15 Corridor	51,500	63.5%
15445 Innovation Drive	I-15 Corridor	51,500	100.0%
13280 Evening Creek Drive South	I-15 Corridor	42,971	49.5%
13290 Evening Creek Drive South	I-15 Corridor	61,176	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,368	89.9%
7525 Torrey Santa Fe	56 Corridor	103,979	100.0%
7535 Torrey Santa Fe	56 Corridor	130,243	100.0%
7545 Torrey Santa Fe	56 Corridor	130,354	100.0%
7555 Torrey Santa Fe	56 Corridor	101,236	100.0%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
San Diego, California (Continued)
2355 Northside Drive	Mission Valley	50,425	84.5%
2365 Northside Drive	Mission Valley	91,260	82.4%
2375 Northside Drive	Mission Valley	48,949	83.0%
2385 Northside Drive	Mission Valley	88,795	76.3%
2305 Historic Decatur Road	Point Loma	103,900	95.3%
10020 Pacific Mesa Boulevard	Sorrento Mesa	318,000	100.0%
4910 Directors Place	Sorrento Mesa	50,925	44.2%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
5005 Wateridge Vista Drive	Sorrento Mesa	61,460	0.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6055 Lusk Avenue	Sorrento Mesa	93,000	100.0%
6260 Sequence Drive	Sorrento Mesa	130,536	100.0%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	100.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
9455 Towne Center Drive	University Towne Center	45,195	0.0%
9785 Towne Center Drive	University Towne Center	75,534	100.0%
9791 Towne Center Drive	University Towne Center	50,466	100.0%
Total San Diego County Office		5,181,720	92.5%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Office:
Orange County, California
4175 E. La Palma Avenue	Anaheim	43,263	75.8%
8101 Kaiser Boulevard	Anaheim	59,790	96.5%
2211 Michelson Drive	Irvine	271,556	92.3%
111 Pacifica	Irvine Spectrum	67,496	97.1%
999 Town & Country	Orange	98,551	100.0%
Total Orange County Office		540,656	93.4%

San Francisco Bay Area, California
303 Second Street	San Francisco	734,035	96.9%
100 First Street	San Francisco	466,490	94.3%
250 Brannan Street	San Francisco	92,948	100.0%
201 Third Street	San Francisco	332,076	88.5%
301 Brannan Street	San Francisco	74,430	66.1%
4040 Civic Center	San Rafael	126,787	93.1%
Total San Francisco Bay Area Office		1,826,766	93.3%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	88.1%
10220 NE Points Drive	Kirkland	49,851	89.5%
10230 NE Points Drive	Kirkland	98,982	83.4%
10210 NE Points Drive	Kirkland	84,641	87.5%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
Total Greater Seattle Office		890,497	89.9%

Total Office		11,421,112	90.1%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Industrial:
Orange County, California
1000 E. Ball Road	Anaheim	100,000	100.0%
1230 S. Lewis Street	Anaheim	57,730	100.0%
1250 N. Tustin Avenue	Anaheim	84,185	100.0%
3125 E. Coronado Street	Anaheim	144,000	100.0%
3130/3150 Miraloma Avenue	Anaheim	144,000	100.0%
3250 E. Carpenter Avenue	Anaheim	41,225	100.0%
3340 E. La Palma Avenue	Anaheim	153,320	100.0%
3355 E. La Palma Avenue	Anaheim	98,200	100.0%
4123 E. La Palma Avenue	Anaheim	70,863	100.0%
4155 E. La Palma Avenue	Anaheim	74,618	100.0%
5115 E. La Palma Avenue	Anaheim	286,139	100.0%
5325 E. Hunter Avenue	Anaheim	110,487	100.0%
1145 N. Ocean Boulevard	Anaheim	67,500	100.0%
1201 N. Miller Street	Anaheim	119,612	100.0%
1211 N. Miller Street	Anaheim	200,646	100.0%
1231 N. Miller Street	Anaheim	113,700	100.0%
950 W. Central Avenue	Brea	24,000	100.0%
1050 W. Central Avenue	Brea	30,000	100.0%
1150 W. Central Avenue	Brea	30,000	100.0%
895 Beacon Street	Brea	54,795	100.0%
955 Beacon Street	Brea	37,916	100.0%
1125 Beacon Street	Brea	49,178	100.0%
925 Lambert Road	Brea	80,000	100.0%
1075 Lambert Road	Brea	98,811	100.0%
1675 MacArthur Boulevard	Costa Mesa	50,842	100.0%
25202 Towne Center Drive	Foothill Ranch	309,685	100.0%
12681/12691 Pala Drive	Garden Grove	84,700	100.0%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview

	City/ Submarket	Square Feet	Occupancy
Industrial:
Orange County, California (Continued)
7421 Orangewood Avenue	Garden Grove	82,602	100.0%
7091 Belgrave Avenue	Garden Grove	70,000	100.0%
12271 Industry Street	Garden Grove	20,000	100.0%
12311 Industry Street	Garden Grove	25,000	100.0%
7261 Lampson Avenue	Garden Grove	47,092	100.0%
12472 Edison Way	Garden Grove	55,576	100.0%
12442 Knott Street	Garden Grove	58,303	100.0%
2055 S.E. Main Street	Irvine	47,583	100.0%
1951 E. Carnegie Avenue	Santa Ana	100,000	100.0%
2525 Pullman Street	Santa Ana	103,380	100.0%
14831 Franklin Avenue	Tustin	36,256	100.0%
2911 Dow Avenue	Tustin	51,410	100.0%
Total Orange County Industrial		3,413,354	100.0%

Total Industrial		3,413,354	100.0%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Submarket Statistics as of December 31, 2011

	Market	Market	KRC	KRC
	Direct	Total	Percentage	Percentage
Submarket	Vacancy (1)	Vacancy (1)	Occupied	Leased
SAN DIEGO

Del Mar	13.3%	17.7%	97.7%	97.7%

Sorrento Mesa
Two- Three Story Corporate	11.0%	11.4%	94.8%	94.8%

University Towne Center / Governor Park
Two- Three Story Corporate	11.3%	21.0%	89.5%	89.5%

I-15 Corridor
Class A Office Market	22.8%	23.3%	96.8%	96.8%
Two- Three Story Corporate	16.8%	17.6%	75.0%	75.0%

Mission Valley	17.7%	18.6%	81.0%	81.0%

Point Loma	11.0%	11.8%	95.3%	95.3%
ORANGE COUNTY

Office	15.0%	19.4%	93.4%	95.1%
Industrial	5.0%	8.3%	100.0%	100.0%
LOS ANGELES

Westside	15.0%	18.1%	85.3%	97.8%

El Segundo (Class A)	16.6%	17.2%	94.3%	96.1%

Long Beach Airport (Class A)	11.8%	13.0%	91.9%	93.2%

101 Corridor (Class A)	17.3%	17.9%	57.6%	58.4%
SAN FRANCISCO BAY AREA

South Financial District	9.3%	9.6%	93.3%	96.0%

Marin County	10.1%	13.7%	93.1%	93.1%
GREATER SEATTLE
Eastside	14.6%	15.5%	89.9%	89.9%

TOTAL			92.4%	93.5%

(1) Market direct and market total vacancy data was obtained from market research data from third parties.  Kilroy Realty Corporation uses market research data from third parties to analyze the current and projected real estate fundamentals in each of its existing submarkets as well as potential acquisition submarkets. Recent market research data from third parties suggests improvement in real estate fundamentals in each of Kilroy
Realty's primary submarkets over the next few years. Please note that Kilroy Realty Corporation does not verify the market research data from third parties and further that such data does not represent views or forecasts of Kilroy Realty Corporation or its management.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Information on Leases Commenced

For Leases That Commenced During the Three Months Ended December 31, 2011

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft. (2)	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Office	16	17	94,017	432,666	$50.31	19.8%	(2.0)%	88.0%	145
Industrial	—	1	—	36,256	4.05	(21.1)%	(25.7)%	100.0%	28
Total	16	18	94,017	468,922	$47.16	18.9%	(2.5)%	88.9%	137

For Leases That Commenced During the Year Ended December 31, 2011

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft. (2)	Changes in Rents (3)	Changes in Cash Rents (4)	Retention Rates (5)	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Office	72	49	712,838	709,427	$36.76	7.5%	(6.2)%	60.7%	110
Industrial	8	8	233,470	321,687	7.50	(17.0)%	(27.5)%	98.2%	69
Total	80	57	946,308	1,031,114	$27.39	4.3%	(9.1)%	68.9%	97

(1)	Represents leasing activity for leases that commenced during the period shown, including first and second generation space, net of month-to-month leases.

(2)	Amounts exclude tenant-funded tenant improvements.

(3)
Calculated as the change between GAAP rents for new/renewed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(4)
Calculated as the change between stated rents for new/renewed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(5)	Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Information on Leases Executed

For Leases Signed During the Three Months Ended December 31, 2011

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC (2) Per Sq.Ft.	Changes in Rents (3)	Changes in Cash (4) Rents	Weighted Average Lease Term (Mo.)
	New (5)	Renewal	New	Renewal
Office	20	25	207,154	489,682	$44.39	17.8%	0.0%	145
Industrial	—	2	—	228,309	2.46	26.5%	6.5%	156
Total	20	27	207,154	717,991	$33.90	19.2%	1.1%	147

For Leases Signed During the Year Ended December 31, 2011

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC (2) Per Sq.Ft.	Changes in Rents (3)	Changes in Cash (4) Rents	Weighted Average Lease Term (Mo.)
	New (6)	Renewal	New	Renewal
Office	69	61	607,588	866,204	$37.99	8.8%	(3.5)%	107
Industrial	6	7	116,489	469,724	2.18	10.5%	(7.4)%	98
Total	75	68	724,077	1,335,928	$26.96	8.9%	(4.2)%	105

(1)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the period shown, including first and second generation space, net of month-to-month leases. During the fourth quarter and year ended December 31, 2011, the Company also executed leases totaling 413,000 rentable square feet and 524,000 rentable square feet, respectively on redevelopment properties, which is not reflected in these tables.

(2)	Amounts exclude tenant-funded tenant improvements.

(3)
Calculated as the change between GAAP rents for signed leases and the expiring GAAP rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(4)
Calculated as the change between stated rents for signed leases and the expiring stated rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

(5)	During the fourth quarter, 9 new leases totaling approximately 115,000 rentable square feet were signed but not commenced as of December 31, 2011.

(6)	During the year ended December 31, 2011, 12 new leases totaling approximately 176,000 rentable square feet were signed but not commenced as of December 31, 2011.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

1st Generation (Nonrecurring) Capital Expenditures(1):
	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Total 2011
Capital Improvements	$1,347	$3,812	$4,629	$5,517	$15,305
Tenant Improvements & Leasing Commissions	3,488	2,210	758	2,654	9,110

Total	$4,835	$6,022	$5,387	$8,171	$24,415

2nd Generation (Recurring) Capital Expenditures:
	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Total 2011
Capital Improvements
Office	$1,335	$1,372	$2,249	$2,449	$7,405
Industrial	236	660	399	405	1,700
	1,571	2,032	2,648	2,854	9,105
Tenant Improvements & Leasing Commissions (2)
Office	5,590	7,167	5,968	10,393	29,118
Industrial	810	1,963	1,139	389	4,301
	6,400	9,130	7,107	10,782	33,419
Total
Office	6,925	8,539	8,217	12,842	36,523
Industrial	1,046	2,623	1,538	794	6,001
	$7,971	$11,162	$9,755	$13,636	$42,524

(1) We generally categorize capital expenditures for newly acquired space, newly developed space, or change in use as 1st Generation. These costs are not subtracted in our calculation of
Funds Available for Distribution.
(2) Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Lease Expiration Summary Schedule (1)
($ in thousands)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
2012	77	789,870	5.8%	$22,499	6.7%	$28.48
2013	92	1,147,504	8.5%	32,760	9.8%	28.55
2014	82	1,072,876	7.9%	29,197	8.8%	27.21
2015	123	1,967,110	14.5%	59,849	17.9%	30.42
2016	58	671,864	5.0%	16,863	5.0%	25.10
2017	57	1,582,686	11.7%	47,105	14.1%	29.76
2018	18	835,325	6.2%	35,437	10.6%	42.42
2019	20	598,685	4.4%	20,642	6.2%	34.48
2020	14	577,993	4.3%	16,588	4.9%	28.70
2021	9	322,396	2.4%	11,510	3.3%	35.70
2022 and beyond	11	569,201	4.2%	18,596	5.6%	32.67
Subtotal	561	10,135,510	74.9%	$311,046	92.9%	$30.69
INDUSTRIAL:
2012	8	318,738	2.4%	$2,212	0.7%	$6.94
2013	10	665,357	4.9%	4,857	1.4%	7.30
2014	20	610,642	4.5%	4,828	1.4%	7.91
2015	11	655,351	4.9%	4,314	1.3%	6.58
2016	5	139,845	1.0%	823	0.3%	5.89
2017	4	149,482	1.1%	888	0.3%	5.94
2018	3	186,878	1.3%	1,189	0.4%	6.36
2019	3	196,910	1.5%	1,664	0.5%	8.45
2020	1	50,842	0.3%	577	0.2%	11.35
2021	3	371,633	2.7%	1,681	0.5%	4.52
2022 and beyond	1	67,500	0.5%	358	0.1%	5.30
Subtotal	69	3,413,178	25.1%	$23,391	7.1%	$6.85
TOTAL PORTFOLIO:
2012	85	1,108,608	8.2%	$24,711	7.4%	$22.29
2013	102	1,812,861	13.4%	37,617	11.2%	20.75
2014	102	1,683,518	12.4%	34,025	10.2%	20.21
2015	134	2,622,461	19.4%	64,163	19.2%	24.47
2016	63	811,709	6.0%	17,686	5.3%	21.79
2017	61	1,732,168	12.8%	47,993	14.4%	27.71
2018	21	1,022,203	7.5%	36,626	11.0%	35.83
2019	23	795,595	5.9%	22,306	6.7%	28.04
2020	15	628,835	4.6%	17,165	5.1%	27.30
2021	12	694,029	5.1%	13,191	3.8%	19.01
2022 and beyond	12	636,701	4.7%	18,954	5.7%	29.77
Total	630	13,548,688	100.0%	$334,437	100.0%	$24.68

(1)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2011. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of December 31, 2011.

(2)
Reflects annualized contractual base rent calculated on a straight-line basis in accordance with GAAP excluding the amortization of deferred revenue related to tenant-funded tenant improvements and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)
($ in thousands)

	Los Angeles/Ventura Counties						Orange County
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
2012	41	178,880	1.3%	$5,676	1.7%	$31.73	10	22,695	0.2%	$560	0.2%	$24.68
2013	36	360,215	2.7%	9,508	2.8%	26.40	15	58,754	0.4%	1,594	0.5%	27.13
2014	40	296,751	2.2%	8,495	2.5%	28.63	11	55,378	0.4%	1,447	0.4%	26.13
2015	35	339,201	2.5%	10,523	3.1%	31.02	10	68,173	0.5%	1,520	0.5%	22.30
2016	28	181,968	1.3%	5,745	1.7%	31.57	9	42,986	0.3%	1,165	0.3%	27.10
2017	24	270,509	2.0%	9,026	2.7%	33.37	6	67,525	0.4%	2,626	0.8%	38.89
2018	2	33,363	0.2%	1,149	0.3%	34.44	2	106,935	0.8%	3,307	0.9%	30.93
2019	4	210,924	1.6%	7,313	2.2%	34.67	1	61,885	0.5%	2,775	0.8%	44.84
2020	2	41,284	0.3%	937	0.3%	22.70	1	13,397	0.1%	438	0.1%	32.69
2021	3	146,053	1.1%	4,041	1.2%	27.67	—	—	—	—	—	—
2022 and beyond	3	342,203	2.5%	11,673	3.6%	34.11	—	—	—	—	—	—
Subtotal	218	2,401,351	17.7%	$74,086	22.1%	$30.85	65	497,728	3.6%	$15,432	4.5%	$31.00
INDUSTRIAL:
2012	—	—	—	—	—	—	8	318,738	2.3%	$2,212	0.6%	$6.94
2013	—	—	—	—	—	—	10	665,357	4.9%	4,857	1.4%	7.30
2014	—	—	—	—	—	—	20	610,642	4.5%	4,828	1.5%	7.91
2015	—	—	—	—	—	—	11	655,351	4.8%	4,314	1.2%	6.58
2016	—	—	—	—	—	—	5	139,845	1.0%	823	0.3%	5.89
2017	—	—	—	—	—	—	4	149,482	1.2%	888	0.3%	5.94
2018	—	—	—	—	—	—	3	186,878	1.4%	1,189	0.4%	6.36
2019	—	—	—	—	—	—	3	196,910	1.4%	1,664	0.5%	8.45
2020	—	—	—	—	—	—	1	50,842	0.4%	577	0.2%	11.35
2021	—	—	—	—	—	—	3	371,633	2.7%	1,681	0.5%	4.52
2022 and beyond	—	—	—	—	—	—	1	67,500	0.5%	358	0.1%	5.30
Subtotal	—	—	—	—	—	—	69	3,413,178	25.1%	$23,391	7.0%	$6.85
TOTAL PORTFOLIO:
2012	41	178,880	1.3%	$5,676	1.7%	$31.73	18	341,433	2.5%	$2,772	0.8%	$8.12
2013	36	360,215	2.7%	9,508	2.8%	26.40	25	724,111	5.3%	6,451	1.9%	8.91
2014	40	296,751	2.2%	8,495	2.5%	28.63	31	666,020	4.9%	6,275	1.9%	9.42
2015	35	339,201	2.5%	10,523	3.1%	31.02	21	723,524	5.3%	5,834	1.7%	8.06
2016	28	181,968	1.3%	5,745	1.7%	31.57	14	182,831	1.3%	1,988	0.6%	10.87
2017	24	270,509	2.0%	9,026	2.7%	33.37	10	217,007	1.6%	3,514	1.1%	16.19
2018	2	33,363	0.2%	1,149	0.3%	34.44	5	293,813	2.2%	4,496	1.3%	15.30
2019	4	210,924	1.6%	7,313	2.2%	34.67	4	258,795	1.9%	4,439	1.3%	17.15
2020	2	41,284	0.3%	937	0.3%	22.70	2	64,239	0.5%	1,015	0.3%	15.80
2021	3	146,053	1.1%	4,041	1.2%	27.67	3	371,633	2.7%	1,681	0.5%	4.52
2022 and beyond	3	342,203	2.5%	11,673	3.6%	34.11	1	67,500	0.5%	358	0.1%	5.30
Total	218	2,401,351	17.7%	$74,086	22.1%	$30.85	134	3,910,906	28.7%	$38,823	11.5%	$9.93

(1)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2011. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of December 31, 2011.

(2)
Reflects annualized contractual base rent calculated on a straight-line basis in accordance with GAAP excluding the amortization of deferred revenue related to tenant-funded tenant improvements and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Lease Expiration Schedule Detail by Region (1)
($ in thousands)

	San Diego						San Francisco Bay Area
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE TOTAL:
2012	14	469,653	3.5%	$12,391	3.7%	$26.38	9	89,959	0.7%	$3,191	1.0%	$35.47
2013	13	313,440	2.3%	7,482	2.2%	23.87	20	273,747	2.0%	10,229	3.1%	37.37
2014	13	480,026	3.5%	10,874	3.3%	22.65	13	200,104	1.5%	7,264	2.2%	36.30
2015	22	641,439	4.7%	15,756	4.7%	24.56	33	547,519	4.0%	22,179	6.6%	40.51
2016	14	340,508	2.5%	6,496	1.9%	19.08	3	32,425	0.2%	1,563	0.5%	48.20
2017	18	1,141,842	8.4%	32,039	9.6%	28.06	6	69,155	0.5%	2,626	0.8%	37.97
2018	11	635,304	4.7%	29,166	8.7%	45.91	1	11,046	0.1%	444	0.1%	40.20
2019	4	121,586	0.9%	3,843	1.1%	31.61	8	163,982	1.2%	5,593	1.7%	34.11
2020	7	350,206	2.6%	10,680	3.2%	30.50	4	173,106	1.3%	4,533	1.4%	26.19
2021	4	131,080	1.0%	5,940	1.8%	45.32	1	36,620	0.3%	1,315	0.4%	35.91
2022 and beyond	1	141,214	1.0%	4,286	1.3%	30.35	6	83,677	0.6%	2,578	0.8%	30.81
Total	121	4,766,298	35.1%	$138,953	41.5%	$29.15	104	1,681,340	12.4%	$61,515	18.6%	$36.59

	Greater Seattle
Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE TOTAL:
2012	3	28,683	0.2%	$681	0.2%	$23.74
2013	8	141,348	1.0%	3,947	1.2%	27.92
2014	5	40,617	0.3%	1,117	0.3%	27.50
2015	23	370,778	2.7%	9,871	3.0%	26.62
2016	4	73,977	0.5%	1,894	0.6%	25.60
2017	3	33,655	0.2%	788	0.2%	23.41
2018	2	48,677	0.4%	1,371	0.4%	28.17
2019	3	40,308	0.3%	1,118	0.3%	27.74
2020	—	—	—	—	—	—
2021	1	8,643	0.1%	214	0.1%	24.76
2022 and beyond	1	2,107	0.0%	59	0.0%	28.00
Total	53	788,793	5.7%	$21,060	6.3%	$26.70

(1)
The information presented for all lease expiration activity reflects leasing activity through December 31, 2011. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of December 31, 2011.

(2)
Reflects annualized contractual base rent calculated on a straight-line basis in accordance with GAAP excluding the amortization of deferred revenue related to tenant-funded tenant improvements and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Quarterly Lease Expirations for 2012(1)
($ in thousands)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Annualized Rent per Sq. Ft. (2)
OFFICE:
Q1 2012	15	202,835	1.5%	$5,409	1.6%	$26.67
Q2 2012	24	313,970	2.3%	8,717	2.6%	27.76
Q3 2012	16	145,534	1.1%	3,941	1.2%	27.08
Q4 2012	22	127,531	0.9%	4,432	1.3%	34.75

Subtotal 2012	77	789,870	5.8%	$22,499	6.7%	$28.48

INDUSTRIAL:
Q1 2012	1	78,605	0.6%	$733	0.2%	$9.33
Q2 2012	1	12,000	0.1%	128	0.0%	10.67
Q3 2012	3	60,000	0.4%	380	0.1%	6.33
Q4 2012	3	168,133	1.3%	971	0.4%	5.78

Subtotal 2012	8	318,738	2.4%	$2,212	0.7%	$6.94

TOTAL PORTFOLIO:
Q1 2012	16	281,440	2.1%	$6,142	1.8%	$21.82
Q2 2012	25	325,970	2.4%	8,845	2.6%	27.13
Q3 2012	19	205,534	1.5%	4,321	1.3%	21.02
Q4 2012	25	295,664	2.2%	5,403	1.7%	18.27

Subtotal 2012	85	1,108,608	8.2%	$24,711	7.4%	$22.29

(1)
The information presented reflects leasing activity through December 31, 2011. For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases and vacant space as of December 31, 2011.

(2)
Reflects annualized contractual base rent calculated on a straight-line basis in accordance with GAAP excluding the amortization of deferred revenue related to tenant-funded tenant improvements and expense reimbursement revenue.  Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Product Type	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue (2)	Percentage of Total Rentable Square Feet
Intuit, Inc.	Office	$15,126	536,812	4.5%	3.6%
Bridgepoint Education, Inc	Office	15,099	317,678	4.5%	2.1%
DIRECTV, Inc. (3)	Office	11,378	332,595	3.4%	2.2%
Delta Dental of California	Office	10,276	230,014	3.1%	1.6%
CareFusion Corporation (4)	Office	10,087	459,709	3.0%	3.1%
AMN Healthcare, Inc.	Office	8,192	175,672	2.5%	1.2%
Wells Fargo (4)	Office	6,850	194,521	2.1%	1.3%
Hewlett-Packard Company	Office	6,187	171,921	1.9%	1.2%
Fish & Richardson P.C.	Office	6,071	139,538	1.8%	0.9%
Scripps Health	Office	5,199	112,067	1.6%	0.8%
BP Biofuels	Office	5,128	136,908	1.5%	0.9%
Epson America, Inc.	Office	4,915	136,026	1.5%	0.9%
Avnet, Inc.	Office	4,163	132,929	1.2%	0.9%
Scan Health Plan (4)	Office	4,075	140,538	1.2%	0.9%
Mitchell International, Inc.	Office	3,775	141,214	1.1%	1.0%

Total Top Fifteen Tenants		$116,521	3,358,142	34.9%	22.6%

(1)	The information presented is as of the date of this filing.

(2)
Based upon annualized contractual base rental revenue, which is calculated on a straight-line basis in accordance with GAAP, for leases for which rental revenue is being recognized by the Company as of December 31, 2011.

(3)
In November 2011, the Company executed a new lease with DIRECTV, Inc. ("DIRECTV") for approximately 299,000 rentable square feet at 2260 E. Imperial Highway in Los Angeles, CA. This lease will increase the Company's annualized base rental revenue and percentage of total annualized base rental revenue from DIRECTV to approximately $22.2 million and 6.5%, respectively, and is expected to commence in the fourth quarter of 2012. DIRECTV will become the Company's largest tenant upon commencement of this lease.

(4)	The Company has entered into leases with various affiliates of the tenant name listed above.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

2011 Acquisitions
($ in millions)

COMPLETED ACQUISITIONS
	City/Submarket	Type	Month of Acquisition	No. of Buildings	Rentable Square Feet	Purchase Price
Property
1st Quarter:
250 Brannan Street	South Financial District	Office	January	1	92,948	$33.0
San Francisco, CA

2nd Quarter:
10210, 10220, and 10230 NE Points Drive; 3933 Lake Washington Boulevard NE	Kirkland	Office	April	4	279,924	100.1
Kirkland, WA

10770 Wateridge Circle	Sorrento Mesa	Office	May	1	174,310	32.7
San Diego, CA

601 108th Avenue N.E.	Bellevue	Office	June	1	488,470	215.0
Bellevue, WA

4040 Civic Center Drive	San Rafael	Office	June	1	126,787	32.2
San Rafael, CA

3rd Quarter:
201 Third Street	South Financial District	Office	September	1	332,076	103.3
San Francisco, CA

4th Quarter:
301 Brannan Street	South Financial District	Office	November	1	74,430	30.0
San Francisco, CA

370 Third Street (1)	South Financial District	Office	December	1	410,000	91.5
San Francisco, CA

TOTAL				11	1,978,945	$637.8

(1) This property was added to the Company's redevelopment portfolio upon acquisition.  Please refer to “In Process Redevelopment Projects” at page 26 for more information.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

2011 Dispositions and Properties Held for Sale at December 31, 2011
($ in millions)

DISPOSITIONS	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price
Property
1st Quarter:
NONE

2nd Quarter:
NONE

3rd Quarter:
10350 Barnes Canyon and 10120 Pacific Heights	Sorrento Mesa	Office	September	2	90,558	$23.9
San Diego, CA

4th Quarter:
2031 E. Mariposa Avenue	El Segundo	Industrial	December	1	192,053	42.2
Los Angeles, CA

TOTAL DISPOSITIONS				3	282,611	$66.1

PROPERTIES HELD FOR SALE	City / Submarket	Type	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price
Property
4th Quarter:
15004 Innovation Drive and 10243 Genetic Center Drive	I-15 Corridor and Sorrento Mesa	Office	January 2012	2	253,676	$146.1
San Diego, CA

TOTAL PROPERTIES HELD FOR SALE				2	253,676	$146.1

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

In-Process Redevelopment Projects
($ in millions)

		Estimated Construction Period
Redevelopment Project	Location	Start Date	Compl. Date	Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Existing Investment (2)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 12/31/2011 (3)	% Leased

UNDER CONSTRUCTION:
2260 E. Imperial Highway (4)	El Segundo	3Q 2010	4Q 2012	4Q 2012	299,000	$9.1	$50.1	$59.2	$26.9	100%
3880 Kilroy Airport Way (5)	Long Beach	3Q 2011	2Q 2012	2Q 2013	98,000	6.3	13.3	19.6	9.2	50%
5010 Wateridge Vista Drive (6)	Sorrento Mesa	3Q 2011	3Q 2012	3Q 2012	111,000	22.2	16.5	38.7	24.6	100%
370 Third Street (7)	San Francisco	4Q 2011	4Q 2012	4Q 2013	410,000	88.5	59.4	147.9	90.7	37%

					918,000	$126.1	$139.3	$265.4	$151.4	67%

(1)	Based on management's estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

(2)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(3)	Represents cash paid and costs incurred as of December 31, 2011. Includes existing investment at the commencement of redevelopment.

(4)	The tenant is obligated to begin paying cash rent in December 2012, however, completion of tenant improvements and physical occupancy may occur in phases.

(5)
The redevelopment will occur in two phases and the existing tenant will occupy approximately 50% during both redevelopment phases. Capitalized carry costs will be prorated based on occupancy during redevelopment.

(6) The existing investment for this redevelopment project includes the cost basis of one of the Company's undeveloped land parcels, Sorrento Gateway Lot 7.
(7) This building was acquired by the Company in December 2011 and is subject to a ground lease. Approximately 9% of the project is currently leased and occupied by an existing tenant and will not be redeveloped. Costs will be capitalized on the approximately 91% of the project that is being redeveloped.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Future Development Pipeline and Other Land Holdings
($ in millions)

Future Development Pipeline			Gross Site	Estimated Rentable	Total Investment as of
Project	Location	Type	Acreage	Square Feet	12/31/2011 (1)
SAN DIEGO, CALIFORNIA
Carlsbad Oaks - Lots 4, 5, 7 & 8	Carlsbad	Office	32.0	288,000	$18.3
Pacific Corporate Center - Lot 8	Sorrento Mesa	Office	5.0	170,000	11.3
Rancho Bernardo Corporate Center	I-15 Corridor	Office	21.0	320,000 - 1,000,000	27.2
One Paseo (2)	Del Mar	Office	23.0	500,000	122.2
Santa Fe Summit - Phase II and III	56 Corridor	Office	21.8	600,000	77.4
Sorrento Gateway - Lot 2	Sorrento Mesa	Office	6.3	80,000	11.2
SUBTOTAL			109.1	1,958,000 - 2,638,000	$267.6

GREATER SEATTLE, WASHINGTON
Plaza at Yarrow Bay - Building 5	Kirkland	Office	1.1	74,000	$2.7

TOTAL FUTURE DEVELOPMENT PIPELINE			110.2	2,032,000 - 2,712,000	$270.3

Other Land Holdings			Gross Site	Estimated Rentable	Total Investment as of
Project	Location	Type	Acreage	Square Feet	12/31/2011 (1)
IRVINE, CALIFORNIA
17150 Von Karman (3)	Irvine	N/A	8.5	N/A	$7.3

(1)	Represents cost incurred and includes existing investment as of December 31, 2011.

(2)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project which, if successfully obtained, would increase the estimated rentable square feet.

(3)
During the fourth quarter of 2011, the Company completed demolition of the industrial building at this site to prepare for the possible sale of the land since the Company successfully obtained entitlements to reposition this site for residential use. The Company's ultimate decision to sell this site and the timing of any potential future sale will depend upon market conditions and other factors.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Capital Structure
As of December 31, 2011
($ in thousands)

	Shares/Units As of December 31, 2011	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Line of Credit		$182,000	4.2%
Unsecured Exchangeable Senior Notes due 2012 (1)		148,000	3.4%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	4.0%
Unsecured Senior Notes due 2014		83,000	1.9%
Unsecured Senior Notes due 2015 (1)		325,000	7.5%
Unsecured Senior Notes due 2018 (1)		325,000	7.5%
Unsecured Senior Notes due 2020 (1)		250,000	5.8%
Secured Debt (1)		351,029	8.1%
Total Debt		$1,836,529	42.4%

EQUITY AND NONCONTROLLING INTERESTS:
7.450% Series A Cumulative Redeemable Preferred units (2)	1,500,000	$75,000	1.7%
7.800% Series E Cumulative Redeemable Preferred stock (3)	1,610,000	40,250	0.9%
7.500% Series F Cumulative Redeemable Preferred stock (3)	3,450,000	86,250	2.0%
Common units outstanding (4)	1,718,131	65,409	1.5%
Common shares outstanding (4)	58,819,717	2,239,267	51.5%
Total Equity and Noncontrolling Interests		$2,506,176	57.6%
TOTAL MARKET CAPITALIZATION		$4,342,705	100.0%

(1)Represents gross aggregate principal amount due at maturity before the effect of the unamortized discounts and premiums as of December 31, 2011.
(2)Value based on $50.00 per unit liquidation preference.
(3)Value based on $25.00 per share liquidation preference.
(4)Value based on closing share price of $38.07 as of December 31, 2011.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Debt Analysis
As of December 31, 2011
($ in millions)

TOTAL DEBT COMPOSITION

	% of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt:
Unsecured Debt (1)	80.9%	4.7%	4.6
Secured Debt	19.1%	5.2%	4.1
Floating vs. Fixed-Rate Debt:
Floating-Rate Debt	9.9%	2.0%	3.6
Fixed-Rate Debt (1)	91.1%	5.1%	4.6

Total Stated Rate (1)		4.8%	4.5

GAAP Effective Rate (2)		5.2%

Total GAAP Effective Rate Including Debt Issuance Costs		5.6%

CAPITALIZED INTEREST, LOAN FEES, AND DEBT DISCOUNTS
Quarter-to-Date	Year-to-Date
$2.7	$9.1

(1)	Excludes the impact of the amortization of any debt discounts/premiums.
(2)    Includes the impact of the amortization of any debt discounts/premiums, excluding debt issuance costs.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Debt Analysis
As of December 31, 2011
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2012	2013	2014	2015	2016	After 2016	Total (2)
Unsecured Debt:
Floating	2.05%	2.05%	8/10/2015				$182,000			$182,000
Fixed	3.25%	5.45%	4/15/2012	148,000						148,000
Fixed	4.25%	7.13%	11/15/2014			172,500				172,500
Fixed	6.45%	6.45%	8/4/2014			83,000				83,000
Fixed	5.00%	5.01%	11/3/2015				325,000			325,000
Fixed	4.80%	4.83%	7/15/2018						325,000	325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000

				148,000	—	255,500	507,000	—	575,000	1,485,500

Secured Debt:
Fixed	5.57%	5.57%	8/1/2012	71,517						71,517
Fixed	4.95%	4.95%	8/1/2012	29,754						29,754
Fixed	4.94%	4.00%	4/15/2015	1,012	1,062	1,116	26,205			29,395
Fixed	6.51%	6.51%	2/1/2017	892	952	1,016	1,084	1,157	64,406	69,507
Fixed	7.15%	7.15%	5/1/2017	2,084	2,238	2,404	2,581	2,772	1,215	13,294
Fixed	4.27%	4.27%	2/1/2018		2,075	2,358	2,461	2,568	125,538	135,000
Fixed	Various	Various	Various	45	46	49	51	54	2,317	2,562	(3)

				105,304	6,373	6,943	32,382	6,551	193,476	351,029

Total	4.79%	5.23%		$253,304	$6,373	$262,443	$539,382	$6,551	$768,476	$1,836,529

(1)	The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

(2)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums. As of December 31, 2011, the aggregate net unamortized discounts totaled approximately $15.2 million.

(3) Represents balance outstanding related to public facility bonds (the “Bonds”) issued in February 2008 by the City of Carlsbad. The Bonds have annual maturities beginning on
September 1, 2012 through September 1, 2038, with interest rates ranging from 4.60% to 6.20%.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Debt Covenants
As of December 31, 2011
($ in millions)

KEY DEBT COVENANTS
Credit Facility (as defined per Credit Agreement):	Covenant	Actual Performance as of December 31, 2011
Total debt to total asset value	less than 60%	40%
Fixed charge coverage ratio	greater than 1.5x	2.3x
Unsecured debt ratio	greater than 1.67x	2.17x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.5x

Unsecured Senior Notes due 2015, 2018 and 2020 (as defined per Indentures):
Total debt to total asset value	less than 60%	46%
Interest coverage	greater than 1.5x	2.9x
Secured debt to total asset value	less than 40%	9%
Unencumbered asset pool value to unsecured debt	greater than 150%	223%

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company's earnings release on January 30, 2012 and the reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company's operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a segment basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base, which vary by segment type, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company's operating performance. Same Store NOI represents the NOI for the stabilized properties that were operational for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from properties developed, redeveloped, acquired and disposed of, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for two comparable periods. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company's financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company's operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company's operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company's financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company's operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company's results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company's liquidity. The Company computes FAD by adding to FFO the noncash amortization of deferred financing costs, debt discounts and share-based compensation awards, adjustment to GAAP gain/loss on early extinguishment of debt, amortization of above (below) market rents for acquisition properties and contractual cash rents received in advance of revenue recognition, then subtracting recurring tenant improvements, leasing commissions and capital expenditures, and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and cash received prior to revenue recognition. FAD provides an additional perspective on the Company's ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company's financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company's FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

 Reconciliation of Same Store Net Operating Income to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Same Store Cash Net Operating Income	$48,467	$41,663	$174,434	$161,288
Adjustments:
GAAP Operating Revenues Adjustments, net	3,869	5,549	18,442	20,615
GAAP Operating Expenses Adjustments, net	(503)	(129)	(644)	(16)

Same Store GAAP Net Operating Income	51,833	47,083	192,232	181,887
Non-Same Store GAAP Net Operating Income	21,426	9,301	67,086	21,778

Net Operating Income excluding discontinued operations	73,259	56,384	259,318	203,665
Net Operating Income from discontinued operations	3,331	3,420	14,220	12,833

Net Operating Income, as defined(1)	76,590	59,804	273,538	216,498

Adjustments:
General and administrative expenses	(7,793)	(6,867)	(28,148)	(27,963)
Acquisition-related expenses	(1,224)	(624)	(4,053)	(2,248)
Depreciation and amortization (including discontinued operations)	(38,787)	(29,095)	(136,597)	(103,809)
Interest income and other net investment gains	299	261	571	964
Interest expense	(23,254)	(19,044)	(89,409)	(59,941)
Loss on early extinguishment of debt	—	—	—	(4,564)
Net gain on dispositions of discontinued operations	39,032	949	51,587	949

Net Income	44,863	5,384	67,489	19,886
Net income attributable to noncontrolling common units of the Operating Partnership	(1,154)	(50)	(1,474)	(178)
Preferred distributions and dividends	(3,799)	(3,799)	(15,196)	(15,196)

Net Income Available to Common Stockholders	$39,910	$1,535	$50,819	$4,512

(1)	Please refer to page 32 for Management Statements on Net Operating Income and Same Store Net Operating Income.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Reconciliation of EBITDA to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2011	2010
Net Income Available to Common Stockholders	$39,910	$1,535
Interest expense	23,254	19,044
Depreciation and amortization (including discontinued operations)	38,787	29,095
Net income attributable to noncontrolling common units of the Operating Partnership	1,154	50
Net gain on dispositions of discontinued operations	(39,032)	(949)
Preferred distributions and dividends	3,799	3,799

EBITDA (1)	$67,872	$52,574

(1)	Please refer to page 33 for a Management Statement on EBITDA.

Kilroy Realty Corporation
Fourth Quarter 2011 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Funds Available for Distribution (1)	$22,578	$15,919	$79,320	$55,165
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	13,636	10,058	42,524	51,053
Depreciation for furniture, fixtures and equipment	291	245	1,130	911
Preferred distributions and dividends	3,799	3,799	15,196	15,196
Provision for uncollectible tenant receivables	503	129	923	16
Changes in operating assets and liabilities and other adjustments, net (2)	(16,616)	(5,251)	(837)	(2,514)

GAAP Net Cash Provided by Operating Activities	$24,191	$24,899	$138,256	$119,827

(1)	Please refer to page 33 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; other deferred leasing costs; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.